Exhibit (d)(10)

EXCHANGE TRADED CONCEPTS TRUST

AMENDED SCHEDULE A

dated May 22, 2025 to the

FEE WAIVER AGREEMENT

dated May 10, 2022

FUND	FEE WAIVER	INITIAL TERM END DATE
ROBO Global® Healthcare Technology and Innovation ETF	0.12%	August 31, 2022
ROBO Global® Artificial Intelligence ETF	0.07%	August 31, 2022
MUSQ Global Music Industry ETF	0.14%	November 30, 2025
Bluemonte Large Cap Core ETF	0.05%	August 31, 2026
Bluemonte Large Cap Growth ETF	0.05%	August 31, 2026
Bluemonte Large Cap Value ETF	0.05%	August 31, 2026
Bluemonte Dynamic Total Market ETF	0.05%	August 31, 2026
Bluemonte Global Equity ETF	0.05%	August 31, 2026
Bluemonte Core Bond ETF	0.05%	August 31, 2026
Bluemonte Short Term Bond ETF	0.05%	August 31, 2026
Bluemonte Long Term Bond ETF	0.05%	August 31, 2026
Bluemonte Diversified Income ETF	0.05%	August 31, 2026

EXCHANGE TRADED CONCEPTS TRUST

By:	/s/ J. Garrett Stevens
Name:	J. Garrett Stevens
Title:	President

EXCHANGE TRADED CONCEPTS, LLC

By:	/s/ J. Garrett Stevens
Name:	J. Garrett Stevens
Title:	Chief Executive Officer